The Brooktrout-EAS Acquisition At-A-Glance
The largest enabling technology provider in the telecommunications industry

	Brooktrout Technology	Excel Switching
Tickers:	Nasdaq: BRKT	None (Privately held)
Compelling Strategic Rationale
Strategically, this merger offers the combined company greater resources to invest in the increasingly complex solutions that customers require to develop new products, offer added services, roll out the latest applications, and cost-effectively transition their networks to IP. The combination of Brooktrout’s expertise in media processing, call control, signal processing, and fax communications with Excel’s carrier-class media gateways, media servers, signaling gateways, and enhanced service platforms for original equipment manufacturers, value-added resellers, and service providers.
Customer Base
From a customer perspective, the combination with Excel is also extremely complimentary. Brooktrout strength in the enterprise space and early stage success in the IP carrier space with Excel’s well established carrier business, gives the combined company a solid footing in both carrier and enterprise, TDM and IP. By combining with Excel, Brooktrout immediately meets our previously stated goal of deriving half of our business from the carrier market. In addition, Excel has a strong international business and offers Brooktrout established channels in markets outside North America which we believe we have a good opportunity to penetrate with Brooktrout products.
Compatibility and Integration
Brooktrout is the recognized leader in media processing platforms, including intelligent fax boards for network fax applications and the SnowShore IP Media server, a leading-edge software-based media processing server that enables voice, speech, video, fax, and data applications on IP networks. Excel is a recognized leader in open services platforms, including multi-protocol gateways used to enable these applications on both traditional and IP networks. The two product lines are highly complimentary and together can provide customers best-in-class, integrated solutions for new services and applications on both TDM and IP networks.
Transaction Summary
Deal Structure: Cash for all outstanding Brooktrout shares
Consideration: $13.05 per BRKT share
Value of transaction1: Approximately $173 million USD
Premium to Brooktrout common stock2: 38%
President and Chief Executive Officer: Marc Zionts

[1]	Based on total outstanding common and common equivalent shares at July 19, 2005

[2]	Based on closing price of Brooktrout stock on August 17, 2005.

Conditions to Close
•	Brooktrout shareholder approval

•	Securities and Exchange Commission review and clearance

•	ASR Clearance

•	Other customary conditions
Expected Close
•	Fourth Quarter 2005
Customer Base
Brooktrout customers include system vendors, service providers, OEMs and VARs worldwide. Brooktrout customers incorporate its products into applications, systems and services that allow voice, fax and data to be distributed over both IP and traditional circuit-switched telephone networks. Brooktrout also sells its products through a two-tiered distribution arrangement with Tech Data Corporation, a networking supplier, and Ingram Micro, a wholesale distributor of computer technology products and services.
Excel customers include major international carriers, telecommunications OEMs and industry leaders in enhanced converged services product development including wireline, wireless and enhanced applications for both converged circuit-switched networks (PSTN) and packet technology (IP).
Key Metrics

	Brooktrout	Excel
FY04 Revenue	$80.3M	$50M

# of Customers	300+ per quarter	125+

Headquarters	Needham, MA	Hyannis, MA

Global presence	45 countries	80 countries

Industry experience	20+ years	17+ years

A leader in	Open, software server	Open, programmable platforms
	Network and IP fax	Multi-signal platforms
	TDM and IP voice mail	Converged services platforms
Investors
Oak Investment Partners is a growth-oriented private equity firm with over $5 billion in committed capital. Investments are primarily focused on growth opportunities in enterprise application and infrastructure software, telecommunications equipment and services, data storage, outsourced services, retail, healthcare services and financial technology services. In its 25-year history, Oak has achieved a strong track record as a stage-independent investor funding more than 350 companies at various points in their lifecycle. Oak has been involved in the formation of companies, provided growth equity to mid- and late-stage businesses, and financed management-led buyouts of operating divisions and technology assets.
TowerBrook Capital Partners, L.P. (TowerBrook) is a transatlantic private equity organization with assets under management of $1.3 billion. TowerBrook pursues control-oriented private equity investments in North American and European middle market companies, partnering with highly capable management teams and seeking situations characterized by complexity. TowerBrook invests primarily in leveraged buy-outs, leveraged build-ups, distressed situations and on occasion, opportunistic, non-control growth situations. TowerBrook has offices in New York and London.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     Brooktrout plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Brooktrout, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
     Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Brooktrout through the web site maintained by the SEC at http://www.sec.gov.
     In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Brooktrout by contacting Investor Relations, Brooktrout Inc., 250 First Avenue, Needham, MA 02494- 2814, or by telephone at (781) 292-9378.
     Brooktrout and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding Brooktrout’s directors and executive officers is contained in Brooktrout’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and its proxy statement dated March 30, 2005, both of which are filed with the SEC. A more complete description will be available in the Proxy Statement. As of January 31, 2005, the Company’s directors and executive officers and their affiliates beneficially owned approximately 2,077,495 shares, or 16.2%, of Brooktrout’s common stock. In addition, at the request of the Buyer and in connection with the execution of the Merger Agreement, on August 18, 2005, Brooktrout entered into a one-year non-competition and non-solicitation agreement, to be effective at the effective time of the merger, with each of Eric R. Giler, Brooktrout’s President and Chief Executive Officer, and Robert C. Leahy, Brooktrout’s Vice President of Finance and Operations.
     A more complete description of these arrangements will be available in the Proxy Statement when it is filed with the SEC.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     Statements in this Current Report on Form 8-K regarding the proposed transaction, the expected completion of the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and other statements about expectations, beliefs, goals and plans constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered to be forward- looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the proposed transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in Brooktrout’s industry, changes in government regulation, failure to manage the integration of Brooktrout and the Buyer, and other risks that are described in Brooktrout’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and its quarterly report on Form 10-Q for the quarter ended June 30, 2005. In addition, any forward-looking statements represent Brooktrout’s estimates only as of today and should not be relied upon as representing Brooktrout’s estimates as of any subsequent date. Brooktrout’s disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release, except as required by law.